                                                                    Exhibit 23.4

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-9630 and No. 333-12800) pertaining to the Employees' and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. of our report dated May 17, 2002, with respect to the consolidated financial statements of Mandalay Pictures LLC included in the Annual Report (Form 10-K) of Lions Gate Entertainment Corp. for the year ended March 31, 2003.



                                            /s/  Ernst & Young LLP


Los Angeles, California
June 27, 2003